Exhibit 99

CBS CORPORATION REPORTS SECOND QUARTER 2017 RESULTS
Revenues of $3.3 Billion, Up 9%
Operating Income of $669 Million, Up 3%
Diluted EPS from Continuing Operations of $.97, Up 18%
Adjusted Diluted EPS of $1.04, Up 12%

NEW YORK, August 7, 2017 - CBS Corporation (NYSE: CBS.A and CBS) today reported record second quarter revenues, operating income, and diluted earnings per share (“EPS”) from continuing operations.
“CBS delivered outstanding second quarter results while continuing to take a number of steps to achieve our long-term financial goals,” said Leslie Moonves, Chairman and Chief Executive Officer, CBS Corporation. “First, we had a terrific upfront with gains in pricing and volume, including more and more deals that better reflect how people are watching our programming on a delayed basis. In addition, we took significant steps during the quarter to grow our affiliate fees from both traditional and ‘skinny’ bundles. Retransmission consent and reverse compensation increased 25% in the second quarter. And we are now seeing the benefit of our recent skinny bundle deals with Google’s YouTube TV, Hulu, and fuboTV, and just today we announced that we will be part of DIRECTV NOW as well. At the same time, our in-house over-the-top subscription services, CBS All Access and Showtime OTT, continue to grow beyond our expectations and are on track to surpass a combined four million subscribers by the end of 2017. We are now gearing up to take the next strategic step with All Access by expanding it into the international marketplace, starting with Canada in the first half of 2018. Showtime also had a terrific quarter, led by the successful return of Twin Peaks, which boosted OTT subscriptions dramatically, and we continue to expand the Showtime brand overseas with new deals to license our entire portfolio in France, India, Taiwan, Hong Kong, and others. So, 2017 is turning out to be a great year for the CBS Corporation even without the Super Bowl and political spending that we had in the prior year. And as we look ahead, we are positioned to have an even better year in 2018.”

Second Quarter 2017 Results
Revenues for the second quarter of 2017 increased 9% to $3.26 billion from $2.98 billion for the same prior-year period, with growth across all of the Company’s significant revenue streams. Affiliate and subscription fee revenues were up 16%, driven by a 25% increase in retransmission revenues and fees from CBS Television Network affiliated stations, as well as growth from new initiatives, including the Company’s digital subscription services. Advertising revenues were up 4%, led by the broadcast of the semifinals and finals of the NCAA Division I Men’s Basketball Championship (“NCAA Tournament”) on the CBS Television Network. Content licensing and distribution revenues benefited from a higher volume of television licensing sales and grew 12%, despite a difficult comparison to the second quarter of 2016, which included the international sales of five Star Trek series.
Operating income for the second quarter of 2017 increased 3% to $669 million from $651 million for the same prior-year period, despite higher-margin licensing sales in the second quarter of 2016. Net earnings from continuing operations increased 6% to $397 million for the second quarter of 2017 from $373 million for the same quarter last year, mainly a result of the higher operating income. Adjusted net earnings for the second quarter of 2017 were $427 million compared with net earnings of $423 million for the same prior-year period.
Net earnings for the second quarter of 2017 were $58 million, which included a noncash charge of $365 million in discontinued operations to reduce the carrying value of CBS Radio to the value indicated by the stock valuation of Entercom Communications Corp. CBS Radio is classified as held for sale and therefore, in accordance with accounting guidance, the carrying value will continue to be adjusted based on the trading price of Entercom’s stock, which could result in future gains or losses.
Diluted EPS from continuing operations for the second quarter of 2017 increased 18% to $.97 from $.82 for the same quarter in 2016, driven by higher earnings and lower shares outstanding in the second quarter of 2017 from the Company’s ongoing share repurchase program. Diluted EPS for the second quarter of 2017 was $.14 as a result of the above-mentioned noncash charge at CBS Radio, compared with $.93 for the prior-year period. Adjusted diluted EPS increased 12% to $1.04. During the quarter, the Company repurchased 4.7 million of its shares for $300 million.
Details of the discrete items excluded from financial results, along with reconciliations of adjusted results to their most directly comparable GAAP financial measures, are included at the end of this earnings release.

Free Cash Flow, Balance Sheet and Liquidity
For the second quarter of 2017, operating cash flow from continuing operations was $231 million, compared with $216 million for the second quarter of 2016, and for the first six months of 2017, operating cash flow from continuing operations was $909 million, which included discretionary contributions of $100 million to prefund the Company’s qualified pension plans, compared with $1.14 billion for the first six months of 2016, which included CBS’s broadcast of Super Bowl 50. Operating cash flow from continuing operations for 2017 benefited from higher affiliate and subscription fee revenues. Free cash flow was $190 million for the second quarter of 2017 compared with $181 million for the same prior-year period, and for the first six months of the year, free cash flow was $841 million in 2017, which included the aforementioned pension contributions, compared with $1.07 billion in 2016.
In July 2017, the Company issued $400 million of 2.50% senior notes due 2023 and $500 million of 3.375% senior notes due 2028. The Company used the net proceeds from these issuances to repay its $400 million outstanding 1.95% senior notes which matured on July 1, 2017, and to redeem all of its $300 million outstanding 4.625% senior notes due May 2018. The remaining net proceeds were used for general corporate purposes, including the repayment of short-term borrowings, such as commercial paper.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type; operating income (loss) excluding other operating items, net, by segment (“Segment Operating Income”); and depreciation and amortization by segment for the three and six months ended June 30, 2017, and 2016.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenues by Segment	2017	2016	2017	2016
Entertainment	$2,184	$1,947	$4,531	$4,534
Cable Networks	571	536	1,114	1,061
Publishing	206	187	367	332
Local Media	412	396	821	844
Corporate/Eliminations	(116)	(90)	(233)	(207)
Total Revenues	$3,257	$2,976	$6,600	$6,564

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenues by Type	2017	2016	2017	2016
Advertising	$1,299	$1,245	$2,902	$3,330
Content licensing and distribution	1,056	943	1,901	1,672
Affiliate and subscription fees	848	733	1,690	1,455
Other	54	55	107	107
Total Revenues	$3,257	$2,976	$6,600	$6,564

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Segment Operating Income (Loss)	2017	2016	2017	2016
Entertainment	$346	$351	$744	$800
Cable Networks	253	227	501	455
Publishing	28	26	42	39
Local Media	127	130	250	280
Corporate	(85)	(83)	(164)	(167)
Adjusted Operating Income	669	651	1,373	1,407
Other operating items, net	—	—	—	9
Total Operating Income	$669	$651	$1,373	$1,416

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Depreciation and Amortization	2017	2016	2017	2016
Entertainment	$27	$30	$56	$60
Cable Networks	6	5	12	11
Publishing	2	2	3	3
Local Media	12	11	23	22
Corporate	9	9	17	18
Total Depreciation and Amortization	$56	$57	$111	$114

Entertainment (CBS Television Network, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Interactive, and CBS Films)
Entertainment revenues of $2.18 billion for the second quarter of 2017 were up 12% from $1.95 billion for the same prior-year period. This increase was led by 38% growth in affiliate and subscription fees, driven by higher station affiliation fees and subscriber growth at CBS All Access. Advertising revenues increased 6%, as a result of the broadcast of the semifinals and finals of the NCAA Tournament on the CBS Television Network. Content licensing and distribution revenues benefited from more television licensing activity in the second quarter of 2017 and grew 12%, despite the difficult comparison with the prior-year period, which included the international licensing sales of five Star Trek series.
Entertainment operating income of $346 million for the second quarter of 2017 decreased 1% from $351 million for the same prior-year period, primarily reflecting higher-margin revenues in the second quarter of 2016.
Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)
Cable Networks revenues of $571 million for the second quarter of 2017 increased 7% from $536 million for the same prior-year period. The increase was driven by higher affiliate and subscription fees, led by growth of the Showtime digital streaming subscription offering and higher international television licensing sales of Showtime original series.
Cable Networks operating income of $253 million for the second quarter of 2017 increased 11% from $227 million for the same prior-year period, primarily reflecting the revenue growth.
Publishing (Simon & Schuster)
Publishing revenues of $206 million for the second quarter of 2017 grew 10% from $187 million for the same prior-year period. The increase was led by growth in print book sales and digital audio sales. Bestselling titles for the second quarter of 2017 included Lord of Shadows by Cassandra Clare and I Can’t Make This Up by Kevin Hart.
Publishing operating income of $28 million for the second quarter of 2017 increased 8% from $26 million for the same prior-year period, mainly reflecting the revenue growth.

Local Media (CBS Television Stations and CBS Local Digital Media)
Local Media revenues of $412 million for the second quarter of 2017 increased 4% from $396 million for the same prior-year period, driven by higher retransmission revenues. Advertising revenues for the second quarter of 2017 decreased 2%, driven by lower political advertising sales, which were offset by CBS’s broadcast of the semifinals and finals of the NCAA Tournament.
Local Media operating income of $127 million for the second quarter of 2017 decreased 2% from $130 million for the same prior-year period due to the mix of revenues. Retransmission revenues have associated network affiliation costs paid to the CBS Television Network, whereas political advertising sales carry a high operating income margin.
Corporate
Corporate expenses for the second quarter of 2017 were $85 million compared with $83 million for the same prior-year period.

About CBS Corporation
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand -“the Eye” - one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, radio, local TV, film, and interactive and socially responsible media. CBS’s businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Films, Showtime Networks, CBS Sports Network, Pop (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS Radio and CBS EcoMedia. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s content; changes in technology and its effect on competition in the Company’s markets; changes in the federal communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s content; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; the ability to achieve the separation of the Company’s radio business through a merger of CBS Radio with a subsidiary of Entercom Communications Corp. on the anticipated terms, which is subject to regulatory and Entercom stockholder approvals, an exchange offer and other customary closing conditions, and fluctuations in the market values of Entercom’s Class A common stock and the Company’s Class B common stock; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s filings with the Securities and Exchange Commission including, but not limited to, the Company’s most recent Form 10-K, Form 10-Q and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Senior Executive Vice President and	Executive Vice President, Corporate Finance and
Chief Communications Officer	Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	David Bank
Executive Vice President of Communications	Senior Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	david.bank@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues	$3,257	$2,976	$6,600	$6,564
Operating income	669	651	1,373	1,416
Interest expense	(111)	(100)	(220)	(200)
Interest income	15	8	28	15
Other items, net	5	(4)	6	(7)
Earnings from continuing operations before income taxes	578	555	1,187	1,224
Provision for income taxes	(169)	(173)	(307)	(379)
Equity in loss of investee companies, net of tax	(12)	(9)	(29)	(30)
Net earnings from continuing operations	397	373	851	815
Net earnings (loss) from discontinued operations, net of tax	(339)	50	(1,045)	81
Net earnings (loss)	$58	$423	$(194)	$896

Basic net earnings (loss) per common share:
Net earnings from continuing operations	$.98	$.83	$2.09	$1.79
Net earnings (loss) from discontinued operations	$(.84)	$.11	$(2.57)	$.18
Net earnings (loss)	$.14	$.94	$(.48)	$1.97

Diluted net earnings (loss) per common share:
Net earnings from continuing operations	$.97	$.82	$2.06	$1.78
Net earnings (loss) from discontinued operations	$(.83)	$.11	$(2.53)	$.18
Net earnings (loss)	$.14	$.93	$(.47)	$1.95

Weighted average number of common shares outstanding:
Basic	405	451	407	455
Diluted	410	455	413	459

Dividends per common share	$.18	$.15	$.36	$.30

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	June 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$170	$598
Receivables, net	3,299	3,314
Programming and other inventory	1,560	1,427
Prepaid expenses and other current assets	358	419
Current assets of discontinued operations	299	305
Total current assets	5,686	6,063
Property and equipment	2,967	2,935
Less accumulated depreciation and amortization	1,753	1,694
Net property and equipment	1,214	1,241
Programming and other inventory	2,459	2,439
Goodwill	4,891	4,864
Intangible assets	2,627	2,633
Other assets	2,558	2,707
Assets of discontinued operations	3,218	4,291
Total Assets	$22,653	$24,238

Liabilities and Stockholders’ Equity
Accounts payable	$124	$148
Participants’ share and royalties payable	1,005	1,024
Program rights	262	290
Commercial paper	263	450
Current portion of long-term debt	23	23
Accrued expenses and other current liabilities	1,392	1,618
Current liabilities of discontinued operations	161	155
Total current liabilities	3,230	3,708
Long-term debt	8,898	8,902
Other liabilities	5,415	5,488
Liabilities of discontinued operations	2,483	2,451
Stockholders’ Equity	2,627	3,689
Total Liabilities and Stockholders’ Equity	$22,653	$24,238

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Six Months Ended
	June 30,
	2017	2016
Operating Activities:
Net earnings (loss)	$(194)	$896
Less: Net earnings (loss) from discontinued operations, net of tax	(1,045)	81
Net earnings from continuing operations	851	815
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	111	114
Stock-based compensation	85	81
Equity in loss of investee companies, net of tax and distributions	29	34
Change in assets and liabilities, net of investing and financing activities	(167)	95
Net cash flow provided by operating activities from continuing operations	909	1,139
Net cash flow provided by operating activities from discontinued operations	29	112
Net cash flow provided by operating activities	938	1,251
Investing Activities:
Acquisitions	(21)	(51)
Capital expenditures	(68)	(69)
Investments in and advances to investee companies	(65)	(43)
Proceeds from dispositions	1	19
Other investing activities	14	4
Net cash flow used for investing activities from continuing operations	(139)	(140)
Net cash flow used for investing activities from discontinued operations	(13)	(2)
Net cash flow used for investing activities	(152)	(142)
Financing Activities:
(Repayments of) proceeds from short-term debt borrowings, net	(187)	163
Repayment of senior debentures	—	(199)
Proceeds from debt borrowings of CBS Radio	24	—
Repayment of debt borrowings of CBS Radio	(5)	—
Payment of capital lease obligations	(8)	(8)
Payment of contingent consideration	(7)	—
Dividends	(151)	(142)
Purchase of Company common stock	(845)	(1,033)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(89)	(57)
Proceeds from exercise of stock options	39	10
Excess tax benefit from stock-based compensation	—	11
Other financing activities	—	(1)
Net cash flow used for financing activities	(1,229)	(1,256)
Net decrease in cash and cash equivalents	(443)	(147)
Cash and cash equivalents at beginning of period (includes $24 (2017) and $6 (2016) of discontinued operations cash)	622	323
Cash and cash equivalents at end of period (includes $9 (2017 and 2016) of discontinued operations cash)	$179	$176

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
Adjusted Operating Income and Segment Operating Income

The following table sets forth the Company’s Adjusted Operating Income for the six months ended June 30, 2017 and 2016. The Company defines “Adjusted Operating Income” as operating income excluding restructuring charges and other operating items, net, each where applicable. For each individual reportable segment Adjusted Operating Income is also known as “Segment Operating Income.” The Company presents Segment Operating Income as the primary measure of profit and loss for its reportable segments in accordance with Financial Accounting Standards Board (“FASB”) guidance for segment reporting.
The Company uses Adjusted Operating Income (or Segment Operating Income for each segment), as well as Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry, and to compare the Company’s year-over-year results.
Because Adjusted Operating Income is a measure of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or net earnings (loss) as an indicator of operating performance. Adjusted Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted Operating Income excludes certain financial information that is included in operating income and net earnings (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliation of Adjusted Operating Income to operating income and net earnings (loss).

	Six Months Ended June 30,
	2017	2016
Adjusted Operating Income	$1,373	$1,407
Other operating items, net	—	9
Operating income	1,373	1,416
Interest expense	(220)	(200)
Interest income	28	15
Other items, net	6	(7)
Earnings from continuing operations before income taxes	1,187	1,224
Provision for income taxes	(307)	(379)
Equity in loss of investee companies, net of tax	(29)	(30)
Net earnings from continuing operations	851	815
Net earnings (loss) from discontinued operations, net of tax	(1,045)	81
Net earnings (loss)	$(194)	$896

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
Free Cash Flow
The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings (loss) as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net cash flow provided by operating activities	$219	$223	$938	$1,251
Capital expenditures	(41)	(35)	(68)	(69)
Exclude operating cash flow from discontinued operations	(12)	7	29	112
Free cash flow	$190	$181	$841	$1,070
The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net cash flow provided by operating activities	$219	$223	$938	$1,251
Net cash flow used for investing activities	$(63)	$(44)	$(152)	$(142)
Net cash flow used for financing activities	$(147)	$(414)	$(1,229)	$(1,256)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)
2017 and 2016 Adjusted Results
The following tables reconcile adjusted financial results to their most directly comparable GAAP financial measures. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management; provides a clearer perspective on the underlying performance of the Company; and makes it easier for investors, analysts, and peers to compare the Company’s operating performance to other companies in its industry and to compare the Company’s year-over-year results.

	Three Months Ended June 30, 2017
	Reported	Discontinued Operations Adjustments (a)	Adjusted
Revenues	$3,257	$—	$3,257

Operating income	$669	$—	$669
Operating income margin (b)	21%		21%
Interest expense	(111)	—	(111)
Interest income	15	—	15
Other items, net	5	—	5
Earnings from continuing operations before income taxes	578	—	578
Provision for income taxes	(169)	—	(169)
Effective income tax rate	29.2%		29.2%

Equity in loss of investee companies, net of tax	(12)	—	(12)
Net earnings from continuing operations	397	—	397
Net earnings (loss) from discontinued operations, net of tax	(339)	369	30
Net earnings	$58	$369	$427
Diluted EPS from continuing operations	$.97	$—	$.97
Diluted EPS	$.14	$.90	$1.04
Diluted weighted average number of common shares outstanding	410		410
(a) Reflects a noncash charge of $365 million to record a valuation allowance for CBS Radio’s carrying value, and a restructuring charge of $7 million ($4 million, net of tax) at CBS Radio. CBS Radio is classified as held for sale and in accordance with FASB Accounting Standards Codification (“ASC”) 360, the Company recorded a valuation allowance to reduce the carrying value of CBS Radio to the value indicated by the stock valuation of Entercom.
(b) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Six Months Ended June 30, 2017
	Reported	Discrete Tax Item (a)	Discontinued Operations Adjustments (b)	Adjusted
Revenues	$6,600	$—	$—	$6,600

Operating income	$1,373	$—	$—	$1,373
Operating income margin (c)	21%			21%
Interest expense	(220)	—	—	(220)
Interest income	28	—	—	28
Other items, net	6	—	—	6
Earnings from continuing operations before income taxes	1,187	—	—	1,187
Provision for income taxes	(307)	(22)	—	(329)
Effective income tax rate	25.9%			27.7%

Equity in loss of investee companies, net of tax	(29)	—	—	(29)
Net earnings from continuing operations	851	(22)	—	829
Net earnings (loss) from discontinued operations, net of tax	(1,045)	—	1,084	39
Net earnings (loss)	$(194)	$(22)	$1,084	$868
Diluted EPS from continuing operations	$2.06	$(.05)	$—	$2.01
Diluted EPS	$(.47)	$(.05)	$2.62	$2.10
Diluted weighted average number of common shares outstanding	413			413
(a) Reflects a tax benefit in the first quarter of 2017 from the resolution of certain state income tax matters.
(b) Reflects a noncash charge of $1.08 billion to record a valuation allowance for CBS Radio’s carrying value, and a restructuring charge of $7 million ($4 million, net of tax) at CBS Radio. CBS Radio is classified as held for sale and in accordance with ASC 360, the Company recorded a valuation allowance to reduce the carrying value of CBS Radio to the value indicated by the stock valuation of Entercom.
(c) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)
.

	Six Months Ended June 30, 2016
	Reported	Other Operating Items (a)	Write-down of Investment (b)	Adjusted
Revenues	$6,564	$—	$—	$6,564

Operating income	$1,416	$(9)	$—	$1,407
Operating income margin (c)	22%			21%
Interest expense	(200)	—	—	(200)
Interest income	15	—	—	15
Other items, net	(7)	—	—	(7)
Earnings from continuing operations before income taxes	1,224	(9)	—	1,215
Provision for income taxes	(379)	4	—	(375)
Effective income tax rate	31.0%			30.9%

Equity in loss of investee companies, net of tax	(30)	—	6	(24)
Net earnings from continuing operations	815	(5)	6	816
Net earnings from discontinued operations, net of tax	81	—	—	81
Net earnings	$896	$(5)	$6	$897
Diluted EPS from continuing operations	$1.78	$(.01)	$.01	$1.78
Diluted EPS	$1.95	$(.01)	$.01	$1.95
Diluted weighted average number of common shares outstanding	459			459
(a) Reflects a gain on the sale of an internet business in China and a multiyear, retroactive impact of a new operating tax.
(b) Reflects the write-down of an international television joint venture to its fair value.
(c) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

CBS Radio Results

The following tables provide reported and adjusted results for CBS Radio, which has been presented as a discontinued operation of the Company for all periods presented, along with reconciliations of adjusted financial results to reported results. There were no adjustments to CBS Radio’s reported results for the three and six months ended June 30, 2016.

	Three Months Ended June 30, 2017
	Reported	Valuation Allowance (a)	Restructuring Charge (b)	Adjusted
Revenues	$306	$—	$—	$306

Operating income (loss)	$(300)	$365	$7	$72
Interest expense	(20)	—	—	(20)
Earnings (loss) before income taxes	(320)	365	7	52
Provision for income taxes	(19)	—	(3)	(22)
Net earnings (loss)	$(339)	$365	$4	$30

Three Months Ended June 30, 2016
Reported
Revenues	$313

Operating income	$82
Provision for income taxes	(32)
Net earnings	$50

	Six Months Ended June 30, 2017
	Reported	Valuation Allowance (a)	Restructuring Charge (b)	Adjusted
Revenues	$556	$—	$—	$556

Operating income (loss)	$(976)	$1,080	$7	$111
Interest expense	(39)	—	—	(39)
Earnings (loss) before income taxes	(1,015)	1,080	7	72
Provision for income taxes	(30)	—	(3)	(33)
Net earnings (loss)	$(1,045)	$1,080	$4	$39

Six Months Ended June 30, 2016
Reported
Revenues	$575

Operating income	$138
Provision for income taxes	(57)
Net earnings	$81
(a) Reflects noncash charges to record a valuation allowance for CBS Radio’s carrying value. CBS Radio is classified as held for sale and in accordance with ASC 360, the Company recorded a valuation allowance to reduce the carrying value of CBS Radio to the value indicated by the stock valuation of Entercom.
(b) Reflects a restructuring charge for the reorganization of certain business operations.